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                                                         Exhibit 23 (b)



             Consent of Independent Certified Public Accountants



The Boards of Directors
The Travelers Life and Annuity Company
The Travelers Insurance Company:


We consent to the use of our reports included herein by reference and to the reference to our Firm under the heading "Experts" in the prospectus.

Our reports refer to a change in accounting for investments in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.



/s/ KMPG PEAT MARWICK LLP
-------------------------
KPMG Peat Marwick LLP



Hartford, Connecticut
November 6, 1996